                                                                      EXHIBIT 11

                        GRANITE BROADCASTING CORPORATION
                 STATEMENT OF COMPUTATION OF PER SHARE EARNINGS

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
                                                 Three Months Ended March 31,
                                                ------------------------------
                                                     1996            1995
                                                     ----            ----
                                                          (Unaudited)
Primary:

Average shares of common stock
 outstanding                                        8,464,012       4,577,524
                                                  ===========     ===========

Loss before extraordinary item                    $(3,453,953)    $  (831,466)
Extraordinary loss on early
 extinguishment of debt                            (3,510,152)              -
                                                  -----------     -----------

Net loss                                          $(6,964,105)    $  (831,466)
                                                  ===========     ===========

Net loss attributable to common stockholders      $(7,845,424)    $(1,769,942)
                                                  ===========     ===========

Per common share:
 Loss before extraordinary item                   $     (0.51)    $     (0.39)
 Extraordinary loss on early
   extinguishment of debt                               (0.42)              -
                                                  -----------     -----------
 Net loss                                         $     (0.93)    $     (0.39)
                                                  ===========     ===========


Fully Diluted:

Average shares of common stock
 outstanding                                        8,464,012       4,577,524
                                                  ===========     ===========

Loss before extraordinary item                    $(3,453,953)    $  (831,466)
Extraordinary loss on early
 extinguishment of debt                            (3,510,152)              -
                                                  -----------     -----------

Net loss                                          $(6,964,105)    $  (831,466)
                                                  ===========     ===========

Net loss attributable to common shareholders      $(7,845,424)    $(1,769,942)
                                                  ===========     ===========

Per common share:
 Loss before extraordinary item                   $     (0.51)    $     (0.39)
 Extraordinary loss on early
  extinguishment of debt                                (0.42)              -
                                                  -----------     -----------
 Net loss                                         $     (0.93)    $     (0.39)
                                                  ===========     ===========
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